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                                                                     Exhibit 5.1


                          [American Express letterhead]


                                 March 23, 2006

American Express Receivables Financing Corporation V LLC
200 Vesey Street
New York, New York 10285

         Re: American Express Issuance Trust
              Registration Statement on Form S-3

Ladies and Gentlemen:

         I have acted as counsel to American Express Receivables Financing Corporation V LLC (the "Transferor"), a Delaware limited liability company, in connection with the above-referenced Registration Statement on Form S-3 being filed concurrently herewith with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance and sale from time to time of notes (the "Notes") representing obligations of the American Express Issuance Trust (the "Trust") to which the Transferor will transfer receivables (the "Receivables") generated from time to time in a portfolio of designated charge accounts. The American Express Issuance Trust was formed pursuant to the Trust Agreement, dated as of May 18, 2005 (as amended from time to time, the "Trust Agreement"), between the Transferor and Wilmington Trust Company. The Receivables and other Trust Assets have been and will be transferred by the Transferor to the Trust pursuant to the Transfer and Servicing Agreement, dated as of May 19, 2005 (as amended from time to time, the "Transfer and Servicing Agreement"), among the Transferor, the Trust, American Express Travel Related Services Company, Inc., as servicer and administrator, and The Bank of New York, as indenture trustee (the "Indenture Trustee"). The Notes have been and will be issued and delivered in accordance with the terms of the Indenture, dated as of May 19, 2005 (as amended from time to time, the "Indenture"), and a specified Indenture Supplement (each, an "Indenture Supplement"), in each case between the Trust and the Indenture Trustee. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the Transfer and Servicing Agreement or, if not defined therein, in the Indenture.

         I have examined such instruments, documents and records as I have deemed relevant and necessary for the purposes of the opinion expressed below. In my examination, I have assumed the authenticity of original documents and the genuineness of all signatures, the conformity to the originals of all documents submitted to me as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.

         Based upon the foregoing, and subject to the qualification that I am admitted to the practice of law in the State of New York and do not purport to be expert in the laws of any jurisdiction other than the State of New York, I am of the opinion that, assuming the due execution and delivery of the Indenture and the applicable Indenture Supplement substantially in the form filed as an exhibit to the Registration Statement, upon the issuance, authentication, execution and delivery of the Notes in accordance with the provisions of such Indenture and such Indenture Supplement, against payment therefor, and upon the sale of the Notes in the manner described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Notes will be legally issued, fully paid, non-assessable and binding obligations of the Trust.
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         I consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                                     Very truly yours,

                                                     /s/ Carol V. Schwartz

                                                     Carol V. Schwartz
                                                     Group Counsel